Exhibit 20.1

Map of the Company’s Parcels in

Downtown Providence, Rhode Island

The map in Form 10-K is a plan of a portion of downtown Providence, Rhode Island, which indicates those parcels owned by the Company in that area known as “Capital Center” and immediately adjacent thereto. A legend contains the Parcel Number, the Parcel Size and the Development on the Parcels as follows:

CAPITAL PROPERTIES, INC. - Parcels in Downtown Providence

Parcel No.	Square Feet

Capital	Parcel Size	Development on Parcels
Center

2A&B	56,700	17 and 19 Story Residential Buildings – 307,000 gross square feet
2C	35,300	13 Story Office Building – 325,000 gross square feet
3S	48,000	13 Story Office Building - 235,000 gross square feet
3W	35,000	—
3E	24,000	—
4W	46,000	—
4E	22,000	—
5	54,000	8 Story Residential Building - 454,000 gross square feet
6A	87,200	4 Story Residential Building - 120,000 gross square feet
6B	124,300	—
6C	64,500	—
7A	76,000	330 Car Public Parking Garage
8	36,000	4 Story Office Building - 114,000 gross square feet
9	72,000	10 Story Office Building - 210,000 gross square feet

Outside
Capital
Center

20	26,600	3-4 Story Historic Building in southwest corner of lot - 18,000 gross square feet

39